Exhibit 3.75

CERTIFICATE OF INCORPORATION

OF

ARASERVE GROUP, INC.

FIRST: The name of the corporation is ARASERVE Group, Inc.

SECOND: The registered office of the corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The corporation shall be authorized to issue 1,000 shares all of which are to be of one class and with a par value of $1.00 per share.

FIFTH: The name and mailing address of the incorporator is as follows:

Name	Address
Lilly Dorsa	1101 Market Street Philadelphia, Pennsylvania 19107

SIXTH: Elections of directors need not be by written ballot.

SEVENTH: The original by-laws of the corporation shall be adopted by the initial incorporator named herein. Thereafter the Board of Directors shall have the power, in addition to the stockholders, to make, alter, or repeal the by-laws of the corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of August, 1989.

/s/ Lily Dorsa
Lilly Dorsa
Incorporator

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ARASERVE GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of ARASERVE GROUP, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

1. The name of the corporation is: ARAMARK Food and Support Services Group, Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said ARASERVE GROUP, INC. has caused this certificate to be signed by Michael O’Hara, its vice president and attested by Priscilla M. Bodnar, its secretary, this 3rd day of October, 1994.

ARASERVE GROUP, INC.

By:	/s/ Michael O’Hara
Michael O’Hara, Vice President

ATTEST:

By:	/s/ Priscilla M. Bodnar
Priscilla M. Bodnar, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * * *

ARAMARK Food and Support Services Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of ARAMARK Food and Support Services Group, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

1. The name of the corporation is: ARAMARK Global Food & Support Services, Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said ARAMARK Food and Support Services Group, Inc. has caused this certificate to be signed by Michael O’Hara, its Vice President and attested by Priscilla M. Bodnar, its Assistant Secretary, this 24th day of September, 1996.

ARAMARK Food and Support Services Group, Inc.

By:	/s/ Michael O’Hara
Michael O’Hara Vice President

ATTEST:

By:	/s/ Priscilla M. Bodnar
Priscilla M. Bodnar Secretary

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE OF

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

OF ARAMARK GLOBAL FOOD & SUPPORT SERVICES, INC.

FILED IN THE OFFICE OF THE SECRETARY OF

STATE OF DELAWARE ON SEPTEMBER 27, 1996

ARAMARK Global Food & Support Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the corporation is ARAMARK Global Food & Support Services, Inc.

2. That a Certificate of Amendment of Certificate of Incorporation was filed with the Secretary of State of Delaware on September 27, 1996 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is in the name of the corporation.

4. Article FIRST of the Certificate is corrected to read as follows:

The name of the corporation is:

ARAMARK Global Food and Support Services Group, Inc.

IN WITNESS WHEREOF, said ARAMARK Global Food & Support Services, Inc. has caused this Certificate to be signed by Michael O’Hara, its Vice President, this 10th day of October, 1996.

ARAMARK Global Food & Support Services, Inc.

By:	/s/ Michael O’Hara
Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * * *

ARAMARK Global Food and Support Services Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of ARAMARK Global Food and Support Group, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

1. The name of the corporation is: ARAMARK Food and Support Services Group, Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said ARAMARK Global Food and Support Services Group, Inc. has caused this certificate to be signed by Priscilla M. Bodnar, its Secretary, this 12th day of November, 1997.

ARAMARK Global Food and Support Services Group, Inc.

By:	/s/ Priscilla M. Bodnar
Priscilla M. Bodnar, Secretary